EXHIBIT 10.7

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (the “Agreement”) is made as of the ___ day of _____, 2009, by _______________ (the “Holder”), maintaining an address at __________________________, in connection with his or its ownership of shares of CrowdGather, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company requires substantial additional funds to effectuate its business plan; expand its online reach and presence; develop and enhance its technological capabilities; file, prosecute, defend, and enforce its intellectual property rights; and hire and retain key employees;

WHEREAS, the Company has negotiated certain terms with one or more investors, who require the execution of this Agreement as a condition precedent to their providing funds to the Company;

WHEREAS, the holder is willing to enter into this Agreement in connection with such investment on the terms provided herein;

NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The Holder agrees as follows:

1.           Background.

a.           The Holder is the beneficial owner of the amount of shares of the Common Stock, $.001 par value, of the Company (the “Common Stock”) designated on the signature page hereto.

b.           The Holder acknowledges that the Company has entered into or will enter into at or about the date hereof (the “Offering”) one or more agreements including one or more Subscription Agreements with one or more subscribers (collectively, the “Subscribers”), effective as of the date hereof for shares of the Company’s Series A Preferred Stock (the “Series A Preferred”).  The Holder understands that, as a condition to closing the Offering, the Subscribers have required, and the Company has agreed to obtain on behalf of the Subscribers, an agreement from the Holder to refrain from selling any securities of the Company from the initial Closing Date1 (as that term is defined in the Subscription Agreements) until the first anniversary thereof.  The Holder has entered into this Agreement in order to induce the Subscribers to close the transactions contemplated by such Subscription Agreements.

2.           Sale Restriction.

a.           The Holder hereby agrees that during the Restriction Period, without the consent of the Required Holders (as that term is defined in the Subscription Agreements), the Holder will not sell, transfer, or otherwise dispose of any shares of Common Stock that the Holder owns or has a right to acquire as of the date hereof or during the Restriction Period, other than in connection with an offer made to all stockholders of the Company in connection with merger, consolidation, or similar transaction involving the Company.  The Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by the Holder in violation of this Agreement.  The Company agrees to use commercially reasonable efforts not to allow any transaction inconsistent with this Agreement.

1           The initial Closing Date shall be the date that not less than $1,000,000 of gross subscription proceeds are transmitted by wire transfer or otherwise credited to or for the benefit of the Company and each such Subscriber shall have purchased, and the Company shall have sold to each such Subscriber, that number of shares of Series A Preferred as are set forth next to each such Subscriber’s name on its respective Subscription Agreement at a per-share purchase price $.35.

b.           Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer all or a portion of the shares of Common Stock (i) as bona fide gifts or transfers by will or intestacy and (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value; provided, that, in the case of any gift or transfer described in clauses (i) and (ii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned.

3.           Miscellaneous.

a.           At any time, and from time to time, after the signing of this Agreement, the Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b.           This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state of Nevada.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

c.           Notice to the Company.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:  (i) if to the Company, to:  CrowdGather, Inc., 20300 Ventura Blvd., Suite 330, Woodland Hills, California 91364, attention:  Sanjay Sabnani, CEO, with a copy by facsimile only to:  Baker & Hostetler llp, 600 Anton Blvd., Suite 900, Costa Mesa, California 92626, Attention:  Randolf W. Katz, Esq., facsimile: (714) 754-6611, (ii) if to the Holder, to: the address and facsimile number indicated on first page of this Lock-up Agreement.

d.           Notice to the Holder.  The Holder hereby irrevocably waives personal service of process and consents to process being served in any suit, action, or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the Holder at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The Holder irrevocably appoints CrowdGather, Inc., as its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon the Holder with the same force and validity as if served upon the Holder.

e.           The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

f.           This Agreement shall be binding upon the Holder, its legal representatives, successors, and assigns.

g.           This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

h.           The Company agrees not to take any action or allow any act to be taken that would be inconsistent with this Agreement.

i.           The Holder acknowledges that this Lock-up Agreement is being entered into for the benefit of the Subscribers identified in the Subscription Agreements dated between the date hereof and July 15, 2009, among the Company and the Subscribers, may be enforced by the Subscribers and may not be amended without the written consent of Subscribers then-holding a majority of the Series A Preferred shares issued by the Company in the Offering, which consent may be withheld, delayed, or denied for any reason or for no reason.

[Signatures on following page.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Holder has executed this Agreement as of the day and year first above written.

THE HOLDER:

Name of the Holder

Number of Shares of Common Stock Actually Owned

Number of Shares of Common Stock Beneficially Owned, if different than Number of Shares Actually Owned (Describe such shares and related instruments on next page.)

THE COMPANY:

CrowdGather, Inc., a Nevada corporation
By:
Sanjay Sabnani, its Chief Executive Officer

AMENDMENT TO LOCK-UP AGREEMENT

This AMENDMENT TO LOCK-UP AGREEMENT (the “Amendment”) is made as of the ___ day of _____, 2009, by _______________ (the “Holder”), maintaining an address at __________________________, in connection with the previously executed Lock-Up Agreement (the “Lock-Up Agreement”) relating to shares of CrowdGather, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company has negotiated certain terms with one or more investors, which terms relate to their purchase of debt instruments and warrants for the purchase of equity of the Company, rather than a purchase of preferred equity of the Company;

WHEREAS, the Holder previously executed and delivered to the Company a Lock-Up Agreement in contemplation of such preferred equity transaction;

NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The Holder agrees as follows:

1.           Amendment.  All references to “shares of the Company’s Series A Preferred Stock” or “Series A Preferred” contained in the Lock-Up Agreement shall be deemed to refer to the “Company’s 8% Secured Straight Convertible Debentures” and all related conforming changes, e.g., deletion of references to per share purchase prices, shall also be deemed to be amended hereby.

2.           Miscellaneous.

a.           All miscellaneous provisions of the Lock-Up Agreement are incorporated herein as if set forth in full hereat.

b.           Except as set forth herein, no other provisions of the Lock-Up Agreement are being amended hereby.

c.           This Amendment shall be binding upon the Holder, its legal representatives, successors, and assigns.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Holder has executed this Amendment as of the day and year first above written.

THE HOLDER:

Name of the Holder

Number of Shares of Common Stock Actually Owned

Number of Shares of Common Stock Beneficially Owned, if different than Number of Shares Actually Owned (Describe such shares and related instruments on next page.)

THE COMPANY:

CrowdGather, Inc., a Nevada corporation

By:
Sanjay Sabnani, its Chief Executive Officer